Exhibit 99.1
PRESS RELEASE
Dick’s Sporting Goods Reports First Quarter Results:
•	EPS Increases 81% over Last Year to $0.38
•	Comparable Store Sales Increase 2.0%
PITTSBURGH, Pa., May 23, 2007 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended May 5, 2007. The results include the operating results of the recently purchased Golf Galaxy for the first quarter of 2007, but not for 2006 as Golf Galaxy was acquired on February 13, 2007.
First Quarter Results
Net income increased 90% to $21.7 million and earnings per diluted share increased 81% to $0.38, compared to prior year net income of $11.4 million, or $0.21 per share. The operating results of Golf Galaxy have been included in the results beginning with the February 13, 2007 date of acquisition. Earnings guidance provided on March 13, 2007 was for earnings per share of $0.35 - 0.38.
Net sales for the quarter increased 28% to $823.6 million due to a comparable store sales increase of 2.0% (or 0.1% adjusting for the shifted retail calendar, compared to a 6.5% increase in Q1 last year), the opening of new stores, and the inclusion of Golf Galaxy in this years’ quarterly results (which will be included in Dick’s comparable store sales calculation beginning in Q2 2008). Comparable store sales for Golf Galaxy on a pro-forma basis increased 5.5%, or were flat after adjusting for the shifted retail calendar.
“We were very pleased with our sales results considering the later than expected start to the spring sports seasons. There are several reasons that a number of locales postponed the start of these seasons, including timing of spring break due to the Easter shift and unplayable field conditions in the Northeast and Midwest. Even in these challenging conditions, we were able to provide earnings at the high end of our range,” said Edward W. Stack, Chairman and CEO.
New Stores
In the first quarter, the Company opened 15 Dick’s Sporting Goods stores and ten Golf Galaxy stores. The stores that opened in the first quarter are listed in a table later in the release under the heading “Store Count and Square Footage”.
2007 Outlook
The Company’s current outlook for 2007 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

•	Full Year 2007 — (52-Week Year) Comparisons to Fiscal 2006 — (53-Week Year)
•	Based on an estimated 58 million shares outstanding, we reaffirm our previous guidance for consolidated earnings per diluted share of approximately $2.37 - 2.40. This represents an approximate 18% increase over earnings per diluted share for the full year 2006 of $2.03 and includes the expected results of Golf Galaxy.

•	Comparable store sales for Dick’s stores are expected to increase approximately 1 - 2% compared to a 6.0% increase last year.

•	The Company expects to open 45 new Dick’s stores, 17 new Golf Galaxy stores and relocate one Dick’s store in 2007 .
•	Second Quarter 2007
•	Based on an estimated 58 million diluted shares outstanding, the Company anticipates consolidated earnings per diluted share of approximately $0.74 - 0.77. This represents an approximate 61% increase over earnings per diluted share for the second quarter 2006 of $0.47 and includes the expected results from Golf Galaxy.

•	Comparable store sales for Dick’s stores are expected to increase approximately 3 - 5%, or approximately 2 - 4%, adjusting for the shifted retail calendar which compares to a 6.5% increase in Q2 last year. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

•	The Company expects to open six new Dick’s stores, two new Golf Galaxy stores and relocate one Dick’s store.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 95805411. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended February 3, 2007 as filed with the Securities and Exchange Commission on March 23, 2007. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of May 5, 2007, the Company operated 309 stores in 34 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, a multi-channel golf specialty retailer, with 75 stores in 28 states, ecommerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Timothy E. Kullman, SVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 5,	% of	April 29,	% of
	2007	Sales (1)	2006	Sales

Net sales	$823,553	100.00%	$645,498	100.00%
Cost of goods sold, including occupancy and distribution costs	579,134	70.32	467,833	72.48

GROSS PROFIT	244,419	29.68	177,665	27.52

Selling, general and administrative expenses	198,007	24.04	152,235	23.58
Pre-opening expenses	7,121	0.86	4,151	0.64

INCOME FROM OPERATIONS	39,291	4.77	21,279	3.30

Interest expense, net	3,207	0.39	2,249	0.35

INCOME BEFORE INCOME TAXES	36,084	4.38	19,030	2.95

Provision for income taxes	14,383	1.75	7,612	1.18

NET INCOME	$21,701	2.64%	$11,418	1.77%

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.23
Diluted	$0.38		$0.21

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	53,549		50,419
Diluted	57,221		54,596
(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	May 5,	April 29,	February 3,
	2007	2006	2007
	(unaudited)	(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,424	$31,347	$135,942
Accounts receivable, net	61,474	38,792	39,687
Income taxes receivable	11,674	2,909	15,671
Inventories, net	818,432	649,880	641,464
Prepaid expenses and other current assets	40,771	16,750	37,015
Deferred income taxes	1,294	3,726	—

Total current assets	975,069	743,404	869,779

Property and equipment, net	489,726	379,632	433,071
Construction in progress — leased facilities	14,930	5,247	13,087
Goodwill	320,045	156,628	156,628
Other assets	63,266	39,517	51,700

TOTAL ASSETS	$1,863,036	$1,324,428	$1,524,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$386,444	$324,794	$286,668
Accrued expenses	180,736	154,552	190,365
Deferred revenue and other liabilities	74,420	53,156	87,798
Income taxes payable	—	—	—
Current portion of other long-term debt and capital leases	152	253	152

Total current liabilities	641,752	532,755	564,983

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	158,557	48,275	—
Other long-term debt and capital leases	8,362	8,370	8,365
Non-cash obligations for construction in progress — leased facilities	14,930	5,247	13,087
Deferred revenue and other liabilities	181,404	117,902	144,780

Total long-term liabilities	535,753	352,294	338,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	407	369	397
Class B common stock	133	136	134
Additional paid-in capital	346,806	222,676	302,766
Retained earnings	335,639	214,260	315,453
Accumulated other comprehensive income	2,546	1,938	1,800

Total stockholders’ equity	685,531	439,379	620,550

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,863,036	$1,324,428	$1,524,265

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 5,	April 29,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,701	$11,418
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,402	12,509
Deferred income taxes	(10,830)	(4,079)
Stock-based compensation	6,902	5,972
Excess tax benefit from stock-based compensation	(8,957)	(1,497)
Tax benefit from exercise of stock options	2,484	480
Other non-cash items	680	636
Changes in assets and liabilities:
Accounts receivable	(3,148)	(6,028)
Income taxes receivable	3,791	—
Inventories	(105,995)	(114,182)
Prepaid expenses and other assets	(777)	(4,375)
Accounts payable	71,021	58,936
Accrued expenses	(15,803)	9,071
Income taxes payable	10,526	(16,490)
Deferred construction allowances	10,457	3,817
Deferred revenue and other liabilities	(4,795)	(5,541)

Net cash used in operating activities	(6,341)	(49,353)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,281)	(28,782)
Proceeds from sale-leaseback transactions	5,215	4,103
Increase in recoverable costs from developed properties	(3,848)	—
Proceeds from sale of investment	—	2,090
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	(221,449)	—

Net cash used in investing activities	(267,363)	(22,589)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	158,557	48,275
Payments on other long-term debt and capital leases	(57)	(78)
Proceeds from sale of common stock under employee stock purchase plan	—	—
Proceeds from exercise of stock options	17,396	4,568
Excess tax benefit from stock-based compensation	8,957	1,497
(Decrease) increase in bank overdraft	(5,701)	12,463

Net cash provided by financing activities	179,152	66,725

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	34	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(94,518)	(5,217)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	135,942	36,564

CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,424	$31,347

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$1,843	$(2,091)
Accrued property and equipment	$(7,647)	$8,961
Cash paid for interest	$3,340	$1,849
Cash paid for income taxes	$3,318	$30,716

Store Count and Square Footage
The stores that opened during the first quarter of 2007 are as follows:

DICK’S		GOLF GALAXY
Store	Market	Store	Market
Bailey’s Crossroads, VA	Washington D.C.	Columbus, OH	Columbus
W. Nashville, TN	Nashville	Oxford Valley, PA	Philadelphia
McHenry, IL	Chicago	Woodbury, MN	Minneapolis
Orange Park, FL	Jacksonville	West Madison, WI	Madison
Brandon, FL	Tampa	Fort Myers, FL	Fort Myers
Citrus Park, FL	Tampa	Albany, NY	Albany
Columbus Park, GA	Columbus	Milford, CT	New Haven
Florence, SC	Florence	Boise, ID	Boise
Chesterfield, MO	St. Louis	North Charlotte, NC	Charlotte
Chapel Hills, CO	Colorado Springs	Tucson, AZ	Tucson
Dothan, AL	Dothan
Saugus, MA	Boston
North Dartmouth, RI	Providence
Summerville, SC	Charleston
Bradenton, FL	Sarasota
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Q1
	Fiscal	Fiscal	Fiscal	Fiscal
	2007	2007	2007	2006
	Dick’s	Golf Galaxy	Total	Dick’s
Beginning stores	294	65	359	255
New	15	10	25	8
Closed	—	—	—	—

Ending stores	309	75	384	263

Relocated stores	—	—	—	2

Square Footage:
(in millions)

	Dick’s	Golf Galaxy	Total
Q1 2006	15.2	0.9	16.1
Q2 2006	15.5	0.9	16.4
Q3 2006	16.7	0.9	17.6
Q4 2006	16.7	0.9	17.6

Q1 2007	17.4	1.1	18.5

Summary Proforma Financial Information
The following unaudited proforma summary presents information as if Golf Galaxy had been acquired at the beginning of the period presented.
Proforma Results for 13 weeks Ended April 29, 2006 — Unaudited (1)
(In thousands, except per share amounts)

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated

Net sales	$645,498	$64,128	$709,626

Net income (loss)	11,418	(416)	11,002

Basic earnings per share	$0.23		$0.22

Diluted earnings per share	$0.21		$0.20

Weighted average common shares outstanding
Basic	50,419		50,419
Diluted	54,596		54,596
(1) The unaudited proforma results present information as if Golf Galaxy had been acquired at the beginning of the period. The proforma amounts include certain reclassifications to Golf Galaxy amounts to conform them to the Company’s reporting calendar, an increase in pre-tax interest expense of $2,766 to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the period and use of the statutory tax rate of the Company in effect during the period presented to determine net income. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the period presented, nor is it necessarily indicative of the future results of operations of the combined companies.

Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes comparable store sales as if Golf Galaxy had been acquired at the beginning of the periods presented. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Proforma Comparable Store Sales

	Dick's
	Sporting	Golf
	Goods	Galaxy	Consolidated
13 weeks ended April 29, 2006	6.5%	-0.6%	5.9%
13 weeks ended May 5, 2007	2.0%	5.5%	2.3%
The proforma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	May 5,	April 29,
EBITDA	2007	2006
	(dollars in thousands)

Net income	$21,701	$11,418
Provision for income taxes	14,383	7,612
Interest expense, net	3,207	2,249
Depreciation and amortization	16,402	12,509

EBITDA	$55,693	$33,788

% increase in EBITDA	65%